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                                                                   EXHIBIT 10.18


                          AUTHENTIC FITNESS CORPORATION

                1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS



1. Purpose

         The purpose of the Authentic Fitness Corporation 1998 Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of Authentic Fitness Corporation (the "Company") and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of Common Stock, par value $.001 per share (the "Shares"), of the Company.

2. Administration

         The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of Shares subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3. Eligibility

         The class of individuals eligible to receive grants of options under the Plan shall be directors of the Company who are not employees of the Company or its affiliates and who are "non-employee directors" of the Company, within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such directors, "Eligible Directors"). Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant."

4. Shares Subject to the Plan

         Subject to adjustment as provided in Section 6, an aggregate of 400,000 Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for other options. In the event that (i) any option granted under








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the Plan is exercised through the delivery of Shares or (ii) a Participant shall deliver Shares in satisfaction of any withholding obligation relating to any option granted under the Plan, the number of Shares available for issuance upon the exercise of options shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3 promulgated under the Exchange Act.

5. Grant, Terms and Conditions of Options

         (a) Upon first election or appointment to the Board, each newly elected Eligible Director shall be granted an option to purchase 15,000 Shares.

         (b) Immediately following each Annual Shareholders Meeting, commencing with the Annual Shareholders Meeting on November 19, 1998, each Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, shall be granted an option to purchase 10,000 Shares as of the date of such meeting.

         (c) The options granted hereunder shall be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall have the following terms and conditions:

                  (i) Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of this Plan, Fair Market Value shall be the closing per Share sales price as reported for consolidated trading of issues listed on the New York Stock Exchange on the date in question, or, if the Shares shall not have traded on such date, the closing per Share sales price on the first date prior thereto on which the Shares were so traded.

                  (ii) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash or, unless otherwise determined by the Board, in Shares, which shall have a Fair Market Value (determined in accordance with the rules of paragraph (i) above) at least equal to the aggregate exercise price of the Shares being purchased, or a combination of cash and Shares.

                  (iii) Exercisability and Term of Options. Options shall be exercisable in whole or in part at all times during the period beginning on the date of grant until the earlier of ten years from the date of grant and the expiration of the one year period provided in paragraph (iv) below.

                  (iv) Termination of Service as Eligible Director. Upon termination of a Participant's service as a Director for any reason, all outstanding options shall be exercisable in whole or in part for a period of one year from the date upon which the Participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.



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                  (v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

                  (vi) Listing and Registration. Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

                  (vii) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

                  (viii) Restoration Options. In the event that any Participant delivers Shares in payment of the exercise price of any option granted hereunder, the Board shall have the authority to grant or provide for the automatic grant of a "Restoration Option" (as herein defined) to such Participant, subject to Section 4. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Board in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered upon exercise of the original Option and, in the discretion of the Board, the number of Shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Fair Market Value on the date of grant of such Restoration Option, a term not longer than the remaining term of the original Option at the time of exercise thereof, and such other terms and conditions as the Board in its sole discretion shall determine.


6. Adjustment of and Changes in Shares

                  In the event of a stock split, stock dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan and the number of Shares subject to options to be granted pursuant



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to Sections 5(a) and (b) shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder.

7. No Rights of Shareholders

                  Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

8. Plan Amendments

                  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act for which or with which the Board deems it necessary or desirable to qualify or comply.

9. Effective Date and Duration of Plan

                  The Plan shall become effective as of November 19, 1998. The Plan shall terminate the day following the tenth Annual Shareholders Meeting at which Directors are elected succeeding the date on which the Plan was approved and adopted by the Board, unless the Plan is extended or terminated at an earlier date by the Board or is terminated by exhaustion of the Shares available for issuance hereunder.


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